UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12
LOUD Technologies Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION AND OPTIONS COMMITTEE REPORT
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*
INDEPENDENT PUBLIC ACCOUNTANTS
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
ADDITIONAL INFORMATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 23, 2007

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LOUD TECHNOLOGIES INC., a Washington corporation (the “Company”), will be held on Wednesday, May 23, 2007, at 10:00 a.m., local time, at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington, for the following purposes:

1. To elect three Class 3 Board of Directors;

2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 30, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by marking, signing, dating and returning the enclosed proxy in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

James T. Engen
Chairman, President and Chief Executive Officer

Woodinville, Washington
May 1, 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL ENSURE THAT A QUORUM IS REACHED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(425) 487-4333

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of LOUD Technologies Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Wednesday, May 23, 2007, at 10:00 a.m., local time, or at any postponement or adjournment thereof (“Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington (telephone number (425) 487-4333).

These proxy solicitation materials will be mailed on or about May 1, 2007 to all shareholders entitled to vote at the Meeting.

Record Date

Shareholders of record of the Company’s common stock at the close of business on April 30, 2007 are entitled to notice of, and to vote at, the Meeting. On March 31, 2007, 4,598,942 shares of the Company’s common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting

Holders of shares of common stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of April 30, 2007 must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a “no” vote in determining whether other proposals are approved.

Solicitation

The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Proposals of shareholders that are intended to be presented by such shareholders at the Company’s 2008 Annual Meeting must be received by the Company no later than December 20, 2007 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Company shall have no more than ten directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at ten directors.

The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 3 consists of C. Daryl Hollis, George R. Rea, and Clarence E. Terry, whose terms will expire at the Meeting. Class 1 consists of James T. Engen, Jon W. Gacek and R. Lynn Skillen, whose terms will expire at the 2008 Annual Meeting of Shareholders. Class 2 consists of Case H. Kuehn, Kevin J. Calhoun, Jason H. Neimark, and Thomas V. Taylor, whose terms will expire at the 2009 Annual Meeting of Shareholders.

At the Meeting, three Class 3 directors will be elected to serve three-year terms until the 2010 Annual Meeting. The nominees for Class 3 directors are C. Daryl Hollis, George R. Rea, and Clarence E. Terry.

C. Daryl Hollis, George R. Rea, and Clarence E. Terry are collectively referred to as “the Nominees.” The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
AND KEY EMPLOYEES

The Company’s directors, including the Nominees, executive officers and key employees, are as follows:

Name	Age	Position

Nominees:
C. Daryl Hollis(1)	63	Director (Class 3)
George R. Rea(1)	69	Director (Class 3)
Clarence E. Terry(2)	60	Director (Class 3) and Vice President
Continuing Directors:
James T. Engen	44	Chairman, President, Chief Executive Officer and Director (Class 1)
Jon. W. Gacek(1)	45	Director (Class 1)
R. Lynn Skillen(2)	51	Director (Class 1)
Thomas V. Taylor	41	Director (Class 2)
Jason H. Neimark	36	Director (Class 2) and Vice President
Kevin J. Calhoun	46	Director (Class 2)
Case H. Kuehn	54	Director (Class 2), Vice President and Assistant Secretary
Other Executive Officers and Key Employees:
Timothy P. O’Neil	44	Chief Financial Officer, Senior Vice President, Treasurer and Secretary
Shawn C. Powers	49	Senior Vice President Operations
Gary M. Reilly	54	Senior Vice President Engineering

(1)	Member of the Audit Committee.

(2)	Member of the Compensation & Options Committee.

Nominees

C. Daryl Hollis was appointed as a director in April 2003. Mr. Hollis is a CPA and has been an independent business consultant since 1998. From 1996 to 1998, Mr. Hollis served as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a technology company. Mr. Hollis is also a director of Medical Staffing Network Holdings, Inc. and SAN Holdings, Inc.

George R. Rea, was appointed as a director in April 2003. Mr. Rea has been an independent business consultant since 1994. Mr. Rea is also a director of Catalina Lighting, Inc. and SAN Holdings, Inc.

Clarence E. (“Bud”) Terry, was appointed as a director and Vice President in February 2003. Mr. Terry has served as Managing Director of Sun Capital Partners, Inc. since September 1999, and has more than 32 years of operating experience. Prior to joining Sun Capital, Mr. Terry served as Vice President at Rain Bird Sprinkler Manufacturing, Inc., the largest manufacturer of irrigation products in the world. Mr. Terry has been responsible for all areas of operations, including manufacturing, foreign sourcing, sales and marketing, and general management. Mr. Terry is also a director of SAN Holdings, Inc., Catalina Lighting, Horsehead Holding Corp., Exopack Holding Corp., Indalex Holdings Finance, Inc., Real Mex Restaurants, Inc. and a number of private companies.

Continuing Directors

James T. Engen was appointed President, Chief Executive Officer, and a director in November 2000 and Chairman in May 2005. Prior to such appointment, Mr. Engen served as the Company’s Chief Operating Officer. From 1998 to 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998,

Mr. Engen was a Senior Vice President of Price Waterhouse, a public accounting firm (now PricewaterhouseCoopers LLP), specializing in the restructuring and refinancing of companies. Prior to joining Price Waterhouse, Mr. Engen’s background included being the executive producer of a mini-series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

Jon W. Gacek was appointed director in September 2002. Mr. Gacek joined Quantum as Executive Vice President and Chief Financial Officer in August 2006, upon Quantum’s acquisition of Advanced Digital Information Corp. (ADIC). Previously, he served as the Chief Financial Officer at ADIC from 1999 to 2006. ADIC is a designer and manufacturer of automated high performance data storage hardware and software products used to backup and archive electronic data in client/server network computing environments. Prior to joining ADIC in 1999, he was a partner at PricewaterhouseCoopers LLP in charge of the office technology practice in Seattle, Washington. While at PricewaterhouseCoopers, Mr. Gacek assisted private equity investment firms in a number of merger, acquisition, leveraged buyout and other transactions. Mr. Gacek is also a director at HouseValues.com, which is traded on Nasdaq under the symbol SOLD. Mr. Gacek holds a B.A. in Accounting from Western Washington University.

R. Lynn Skillen was appointed director in February 2003. Mr. Skillen has served as Senior Vice President of Sun Capital Partners, Inc. since June 2006, and has more than 30 years of experience in finance and operations. Prior to joining Sun Capital as Vice President in November 2002, Mr. Skillen served as Chief Financial Officer of two Sun Capital portfolio companies (Catalina Lighting, Inc. and Celebrity, Inc.). He also served as Vice President-Finance of Dollar Car Rental from September 1997 to March 1998 and as Chief Financial Officer of Snappy Car Rental, Inc. from October 1994 to September 1997. Prior to 1994, Mr. Skillen spent 16 years at Safelite Auto Glass, serving in several finance and operations management positions. Mr. Skillen is also a director of Catalina Lighting, Inc., Exopack Holding Corp., and a number of private companies.

Jason H. Neimark, was appointed Vice President in February 2003 and a director in May 2005. Mr. Neimark is a Managing Director of Sun Capital Partners, Inc. Since joining Sun Capital Partners in 2001, Mr. Neimark has led more than 30 buyout and re-financing transactions on behalf of affiliates of Sun Capital Partners, Inc. After receiving his CPA designation in 1992, Mr. Neimark worked as a tax consultant and auditor for KPMG Peat Marwick until 1995 when he joined Midwest Mezzanine Funds, a provider of junior capital to middle market businesses, where he served until 2001 as a Principal and President of K&D Distributors, a national direct marketer and specialty distributor of optical products, and an affiliated company of Midwest Mezzanine. Mr. Neimark led K&D’s financial and operational turnaround in 2000. Mr. Neimark graduated from Indiana University with a Bachelor of Science degree in Accounting.

Kevin J. Calhoun, was appointed as a director in May 2006. Mr. Calhoun has been employed by Sun Capital Partners, Inc. since 2000, and currently serves as its Senior Vice President & Chief Financial Officer. Mr. Calhoun previously served as Chief Financial Officer of Sun Capital Partners, Inc.’s first affiliated portfolio company. Mr. Calhoun has 23 years of operating, accounting and tax, management information systems, and risk management experience. Prior to joining Sun Capital Partners, Inc., he served as Chief Financial Officer of a publicly-held technology company and Controller for a privately-owned distribution business. Mr. Calhoun was also with Ernst & Young for ten years, most recently as a Senior Manager in its audit department. Currently, Mr. Calhoun is also a director of Exopack Holding Corp., Horsehead Holding Corp., and SAN Holdings, Inc. Mr. Calhoun received his Bachelor of Science degree in Accounting from the University of Florida.

Case H. Kuehn, was appointed Vice President and Assistant Secretary in March 2006 and a director in May 2006. Mr. Kuehn is a Vice President of Sun Capital Partners, Inc., and has over 25 years experience in senior finance and operations management. Prior to joining Sun Capital Partners, Mr. Kuehn served as Senior Vice President, Finance, for Celartem, a leading solutions provider of content distribution, digital asset management, and high performance image compression, and as CFO and COO of LizardTech, one of Celartem’s business units from 2002 to 2005. Mr. Kuehn also served in senior management positions in the software, technology, and consumer retail industries from 1991 through 2002, including Crossport Systems, ZoneNetworks, Seattle FilmWorks, and Shoe Pavilion, as well as Vice President with First Chicago and Senior Manager with PricewaterhouseCoopers from 1984 through 1991. Mr. Kuehn is also a director SAN Holdings, Inc. Mr. Kuehn received his Bachelor of Arts degree, cum laude, from Kalamazoo College and his Master of Management, with Distinction, from the Kellogg Graduate School of Management of Northwestern University.

Thomas V. Taylor was appointed as a director by the Board of Directors in April 2007. Mr. Taylor has had extensive operating and merchandising experience having spent twenty-three years with The Home Depot Companies, most recently serving as Executive Vice President, Merchandising and CMO. Mr. Taylor began his career with The Home Depot at age 16, working as a part-time Associate in the outside garden department of a store in Miami, Florida. He quickly rose through the organization assuming increasing levels of managerial and executive responsibility. From Department Head, he became Assistant Store Manager, Store Manager, and at age 26, District Manager. In 1996, he was named President of the Eastern Division, and in December 2001, he was elevated to President of the Eastern Division when the Southeast and Northern Divisions were combined to create the new Eastern Division, Home Depot’s largest division with over 650 stores. From December 2004 to August 2005, Mr. Taylor assumed the newly-created role of Executive Vice President, a position responsible for all U.S. and Mexican stores. In August 2005, he was appointed Executive Vice President of Merchandising and Marketing with direct reports in merchandising, marketing, advertising, logistics, and international global sourcing.

Other Executive Officers and Key Employees

Timothy P. O’Neil was appointed Chief Financial Officer, Senior Vice President, Secretary and Treasurer in July 2003. Mr. O’Neil brings nearly 20 years of financial management experience to the Company. Mr. O’Neil previously served as CFO of Trendwest Resorts, Inc., a developer, marketer and manager of timeshare properties, from January 1999 until July 2003. Trendwest was publicly traded on NASDAQ, prior to its sale to Cendant Corporation in 2002 for total consideration in excess of $900 million. From 1988 to 1998, Mr. O’Neil worked for Bank One Corporation, where he served as Vice President of Corporate Banking and Loan Syndications.

Shawn C. Powers was appointed Senior Vice President of Operations in May 2005. Mr. Powers has over 20 years of general management and operations experience in various industries including telecommunications and technology. He most recently served as Vice President of Information Services for Trendwest Resorts with responsibility for all systems to support international operations. Mr. Powers is also an accomplished business consultant who has led consulting engagements with Accenture and Cambridge Technology Partners.

Gary M. Reilly was appointed Senior Vice President of Engineering in July 2005. Mr. Reilly brings to the Company over 25 years experience in engineering and product development, most recently as Sr. Director of Product Development at Qualcomm, a leader in developing innovative digital wireless communications products and services, where he was responsible for driving alignment of product strategies, roadmaps and development plans. Mr. Reilly held various product development and engineering positions at Cubic, Spectrum Control, Advanced Technology Laboratories, Data I/O and Boeing Aerospace.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The Board of Directors of the Company held a total of two meetings during 2006. Messrs. Leder, Gacek, King, and Terry attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Committees

The Company is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of its voting power is held by Sun Mackie, LLC and its affiliates. Please see “Beneficial Ownership of Principal Shareholders, Directors and Management” below. As a “controlled company,” the Company is exempt from the requirements of Rule 4350(c) with respect to the Company having a majority of independent directors on the Board of Directors, the compensation and nominating committees being composed solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and director nominees being selected or recommended for the Board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

The Company’s Board of Directors currently has two standing committees: an Audit Committee and a Compensation and Options Committee.

The Audit Committee (1) reviews any non-audit services our independent accountants perform and considering the effect, if any, this may have on their independence, (2) recommends engagement of the Company’s independent registered public accounting firm, (3) reviews the scope of the audit, (4) considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by management, and (5) reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee, which currently consists of Messrs. Gacek, Hollis (Chair) and Rea, held four meetings in 2006.

The Compensation and Options Committee (1) establishes and administers the Company’s compensation plan, (2) reviews executive compensation annually and establishes executive compensation levels, (3) administers the Company’s 2003 Stock Option Plan (“2003 Option Plan”) and the Company’s Third Amended and Restated 1995 Stock Option Plan (“1995 Option Plan”) and (4) administers the Company’s management incentive plan. The Compensation & Options Committee, which currently consists of Messrs. Terry (Chair) and Skillen, held two meetings in 2006.

The Company does not have a standing nominating committee at this time. As a controlled company, the NASD Rules applicable to Nasdaq listed companies do not require us to have a standing nominating committee and the Board believes that it is not necessary or appropriate to have such a committee. Nominations of directors are made by our full Board, with the advice of our majority shareholder, Sun Mackie. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders. Nominations by shareholders should be submitted to the Secretary of the Company and must comply with certain procedural and informational requirements set forth in the Company’s Bylaws. Please see “Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting” above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Options Committee of the Board of Directors is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Compensation Committee currently consists of Clarence E. Terry and R. Lynn Skillen.

Our executive compensation program is designed to attract, motivate and retain high-caliber executive officers and to ensure that an appropriate relationship exists between compensation and corporate performance. These goals are attained by having a portion of the executive’s compensation dependent upon business results and providing our executives with equity interests in the Company. The principle elements of our executive compensation program include a base salary, incentive payments pursuant to the Management Incentive Plan and stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of the Company’s stockholders.

Throughout this proxy statement, the individuals who have served as the Company’s Chief Executive Officer, its Chief Financial Officer and the three other most highly compensated executive officers during fiscal year 2006 are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Compensation and Options Committee believes that the most effective executive compensation program is one that is designed to reward the Company’s achievement of specific annual, long-term and strategic goals. The Compensation Committee seeks to align executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of improving stockholders value and positioning the Company for future growth. The Compensation and Options Committee evaluates both performance and compensation levels to ensure that the Company maintains its ability to attract and retain high-caliber executives in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of companies the Compensation and Options Committee deems from time to time to be comparable in terms of size and goals. To align the goals of the Company’s executives with the Company’s objectives, and to reward performance as measured against established goals, the Compensation and Options Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation.

The compensation program is designed to reward actions and accomplishments that support the long-term success of the Company, such as long-term increases in the Company’s share price, increases in revenue and earnings, attracting and retaining highly qualified and skilled employees, as well as other factors. In determining the appropriate level of compensation for any of the named executive officers, the Compensation and Options Committee takes into consideration accomplishments which position the Company for future growth, the responsibility for and contribution of the named executive officer to the Company’s overall performance, the tenure of the named executive officer, and the contribution of the named executive officer to the mitigation of current or future losses and the increase in revenues and bottom-line performance of the Company.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer makes compensation-related recommendations to the Compensation and Options Committee for the committee’s review and approval.

Setting Executive Compensation

For our Chief Executive Officer, the Compensation Committee reviews and approves corporate goals and objectives related to the Company’s general philosophy for executive compensation, including leadership, business acumen, progress in implementing corporate strategy, value to the business and corporate governance. The ability of our Chief Executive Officer to satisfy these goals is a material consideration in establishing his compensation.

For other named executive officers, the Compensation and Options Committee reviews the performance of both the named executive officer and the Company, and the contribution of the executive to meeting the Company’s goals, in setting compensation levels. The Compensation and Options Committee does not rely upon comparisons to any specific set of peer companies or peer company metrics in establishing executive compensation, and instead relies upon, in combination with other measures, its evaluation of general compensation trends within its industry group and geographic area. Salary ranges, total compensation, experience level, and special circumstances due to our operations and changes in the competitive market are also taken into consideration, which in some cases may result in a deviation from the compensation payable to executive officers of a similar tenure within our areas of business.

The Compensation and Options Committee seeks to balance current cash compensation as a reward for services rendered with at-risk, performance-based cash and non-cash incentives designed to reward past performance and encourage future performance. The granting of stock options that vest over a period of time is one method of rewarding and motivating executive officers while conserving Company resources. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation and Options Committee reviews the Company’s performance and progress toward its goals and periodically reevaluates the mix of compensation paid to our named executive officers. During 2006, we chose to compensate our named executive officers primarily in the form of cash salary and incentive payments pursuant to the Management Incentive Plan, with cash salary being the largest component of compensation for all of our named executive officers.

Grants of stock options are awarded to our named executive officers effective at the close of business on the date the Compensation Committee approves the grant. Options are priced at 100% of the closing market price of the stock on the date of grant. Stock options are not granted or priced retroactively. During 2006, the Company did not grant any stock options to its named executive officers.

Neither the Company nor the Compensation and Options Committee has retained a compensation consultant to review or advise on our policies and procedures with respect to executive compensation.

2006 Executive Compensation Components

Executive compensation consists of the following components:

•	Base salary;

•	Incentive payments pursuant to the Management Incentive Plan;

•	Stock option plan; and

•	Perquisites and personal benefits.

As discussed above, we use this mix of compensation to motivate our executive officers to achieve the business and other goals set by the Company and to reward our executives for achieving those goals.

Base Salary.  Base salaries for our executives are determined at the discretion of our Compensation and Options Committee and intended to reflect the scope of each executive officer’s responsibilities, our success, and contributions of each executive to that success. Executive salaries are generally adjusted gradually over time and as necessary to meet this objective. During its review of suitable base salary levels, the Compensation and Options Committee undertakes an internal review of each named executive officer’s compensation, both individually and relative to other executive officers, relative to the Compensation and Options Committee’s perception of compensation levels in the marketplace, and the individual performance of the executive. The Compensation and Options Committee reviews executive compensation on an annual basis, or more often if necessary and determines base salary and cash bonuses for executive officers. In 2006, the annual review was performed in March. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or the Compensation and Options Committee’s perception of the fairness of the compensation relative to other executive officers.

Incentive payments pursuant to the Management Incentive Plan.  All of our named executive officers are eligible for annual incentive payments pursuant to the Management Incentive Plan. The Compensation and Options Committee approved the payment of incentive payments to all of our named executive officers in 2006 pursuant to the Management Incentive Plan reflected in the Grants of Plan Based Awards table on page 14. The Management and Incentive Plan was adopted in 2003 and is an incentive payment program based on the Company’s achievement of certain earnings criteria. The Management Incentive Plan is available to executive officers and key employees as designated by the Company from time to time.

For each fiscal year, the Compensation and Options Committee determines a target level of Company performance and the percentage and payout each executive officer is entitled to receive if the target level is achieved. The Compensation and Options Committee sets the target performance level based on past Company performance, market pricing and prior practices. The Compensation and Options Committee considers each named executive officer’s responsibilities, contributions to the success of the Company and salary level in setting their respective incentive payment. For 2006, the following incentive payment levels were approved by the Compensation and Options Committee, with “X Variable” representing the set incentive payment amount for each named executive officer:

Adjusted EBITDA @ $17,500,000 = 0% X Variable
Adjusted EBITDA @ $21,500,000 = 100% X Variable
Adjusted EBITDA @ $25,000,000 = 200% X Variable
Adjusted EBITDA @ $28,000,000 = 300% X Variable

In 2006, the total amount paid to the named executive officers was $165,750. Incentive payments are generally paid on an annual basis.

Stock Option Plan.  In 1995 and 2003, we adopted stock option plans to enhance profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock-based incentives and other equity interest to employees, managers and directors of the Company, thereby attracting, retaining and rewarding these individuals and strengthening the mutuality of interests between these individuals and the Company’s stockholders. The Company currently issues stock options only under the 2003 Stock Option Plan.

The stock option plans are administered by the Compensation and Options Committee, which has full authority to grant stock based awards according to the terms of the Stock Option Plan.

1995 Stock Option Plan

Our 1995 Stock Option Plan was adopted with the objective of attracting, motivating and retaining key personnel and promoting our success by linking the interests of our employees, managers and directors with our success. There are 1.3 million shares of common stock authorized for option grants under the plan. With the adoption of the 2003 Stock Option Plan on July 15, 2003, the Company no longer grants additional stock options under the 1995 Stock Option Plan. The term of each option is 10 years from the grant of the option. Options granted under our 1995 Stock Option Plan, unless waived or modified in a particular option agreement or by action of the Compensation and Options Committee, vest according to the following schedule:

Year 1: 25%
Year 2: 50%
Year 3: 75%
Year 4: 100%

As of December 31, 2006, all options granted under the 1995 Stock Option Plan have fully vested. The exercise price of nonqualified stock options granted under the plan may be greater or less than the fair value of the common stock on the date of grant, as determined by the Compensation and Options Committee at its discretion. At December 31, 2006, 827,000 shares of common stock were available for future grants under the 1995 Plan.

2003 Stock Option Plan

The 2003 Stock Option Plan calls for options to be non-qualified stock options with exercise prices equal to the fair value of the stock on the date granted. The stock options under the Stock Option Plan have a term of 10 years and, unless waived or modified in a particular option agreement or by action of the Compensation and Options Committee, vest according to the following schedule:

Year 1: 20%
Year 2: 40%
Year 3: 60%
Year 4: 80%
Year 5: 100%

At December 31, 2006, 100,000 shares of common stock were available for future grants under the 2003 Plan.

Provisions related to the termination of the stock option award are generally determined by the Compensation and Options Committee at the time of grant. Currently outstanding options under the Stock Option Plans provided that in the event of termination of a grantee due to death or disability, the options may be exercised, to the extent exercisable on the date of their death, by their legal representative at any time within one year after death. In the event a grantee voluntarily terminates or is terminated without cause, the grantee may exercise their options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination. In the event that a grantee is terminated for cause, the options shall terminate on the day immediately before the date of the termination. The 2003 Stock Option Plan prohibits each of the named executive officers from competing with us for a period of two years after termination of their employment relationship with the Company, which includes a prohibition against accepting a position with a direct competitor of the Company.

The total number of shares of common stock, which may be issued under the 2003 Stock Option Plan, is 345,600 shares. In 2006, the Company issued no options under its 2003 Stock Option Plan.

Perquisites and Other Personal Benefits.  The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation and Options Committee believe are reasonable and consistent with its overall compensation program and which it perceives will better enable the Company to attract and retain superior employees for key positions. In addition to customary health insurance, disability insurance and vacation benefits, the Company provides one times the annual base earnings, with a maximum of $300,000 for term life insurance. In addition, the Company matches 401(k) contributions made by the named executive officers at 50 cents on the dollar up to 6% of their annual salary.

Retirement Plans

Beginning January 1, 1992 we sponsor a 401(k) retirement plan that is available to all of our employees. Participants may make tax-deferred contributions to the plan. The Company matches 50 cents on the dollar up to 6% of the employee’s annual salary. The Company match is discretionary and subject to approval by the Compensation and Options Committee.

Policy of Deductibility of Compensation

The Compensation and Options Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2005 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company’s compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

Executive Employment Agreements

James T. Engen Employment Agreement.  We have entered into an employment agreement with James T. Engen, our Chief Executive Officer, most recently effective August 1, 2001. Under his employment agreement, Mr. Engen is entitled to receive an annual base salary of $325,000, subject to review by our Compensation and Options Committee. Mr. Engen is also entitled to an incentive payment based on the thresholds and target set by the Compensation and Options Committee pursuant to the Management Incentive Plan. If we terminate Mr. Engen’s employment without cause, the Company is obligated to pay Mr. Engen $325,000 in equal periodic severance payments over twelve months. We are not obligated to make any cash payment to Mr. Engen if his employment is terminated by us for cause.

Potential Payments Upon Termination or Change in Control

Pursuant to his agreement dated August 1, 2001, if Mr. Engen is terminated without cause (whether through constructive termination or otherwise), we must make periodic severance payments to him in amount equal to his annual base salary of $325,000. Assuming he were to be terminated without cause (whether through constructive termination or otherwise) on December 31, 2006, he would be entitled to payment in the amount of $325,000 in equal periodic severance payments over twelve months. We are not obligated to make any cash payment to Mr. Engen if his employment is terminated by us for cause, or to any other named executive officer on the termination of employment for any reason. In addition, we do not provide any medical continuation or death or disability benefits for any of our executive officers that are not also available to our employees.

Mr. Loyko’s employment was terminated on April 13, 2007 for a reason other than cause and the Company entered into a Termination Agreement with Mr. Loyko on that date. Pursuant to the Termination Agreement, we must make periodic severance payments to him in amount equal to $150,000 for twelve months after his termination. In addition, we will provide medical continuation or death or disability benefits for twelve months. Mr. Loyko’s employment contract prohibits him from competing with us for a period of one year from April 13, 2007, which includes a prohibition against accepting a position with a direct competitor of the Company.

Mr. Berger’s employment was terminated on December 31, 2006 for a reason other than cause and the Company entered into a Termination Agreement with Mr. Berger on that date. Pursuant to the Termination Agreement, we must make periodic severance payments to him in amount equal to $93,125 for six months after his termination. In addition, we will provide medical continuation or death or disability benefits for six months.

In addition, Messrs. Engen, O’Neil, Loyko and Powers hold options that would vest upon any change in control. We are not obligated to make any other payment on a change in control. Assuming a change in control was to take place on December 31, 2006, the following individuals would be entitled to a change in control payment in the amounts set forth:

	Value of
	Accelerated
	Equity Awards
Name	($)

James T. Engen	$575,512	(1)
Timothy P. O’Neil	228,760	(1)
Frank J. Loyko, Jr.	240,800	(1)
Shawn C. Powers	138,460	(1)

(1)	Based on a closing stock price on December 31, 2006 of $15.05.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Options	Incentive Plan		All Other
		Salary	Bonus	Awards	Awards	Compensation(1)		Compensation(2)		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)		($)

James T. Engen	2004	$325,000	—	—	6,411	—		—		331,411
Chairman, President, Chief	2005	325,000	—	—	71,237	131,556	(3)	4,433		532,226
Executive Officer and Director	2006	325,000	—	—	—	68,567	(3)	6,450		400,017
Timothy P. O’Neil	2004	190,000	—	—	—	25,000		—		215,000
Chief Financial Officer, Senior	2005	190,000	—	—	30,530	70,000	(4)	4,433		294,963
Vice President, Treasurer and Secretary	2006	190,000	—	—	—	49,867	(4)	6,450		246,317
Kenneth P. Berger	2004	166,250	—	—	—	—		—		166,250
Senior Vice President Marketing	2005	182,917	—	—	30,530	75,000	(5)	—		288,447
	2006	186,250	—	—	—	49,867	(5)	98,304	(6)	334,421
Frank J. Loyko, Jr.(7)	2004	170,000	—	—	—	100,000		—		270,000
Senior Vice President Sales	2005	175,000	—	—	20,353	83,332	(8)	6,150		284,835
	2006	175,000	—	—	—	37,400	(8)	6,271		218,671
Shawn C. Powers	2004	141,750	—	—	72,124	—		—		213,874
Senior Vice President Operations	2005	154,000	—	—	71,237	77,600	(9)	4,433		307,270
	2006	165,000	—	—	—	37,400	(9)	5,977		208,377

(1)	See the Grants of Plan Based Awards table for the individual payout amounts for the 2006 Management Incentive Plan.

(2)	The amounts reflected in this column consist of payments made by the Company for the named executive officers for matching contributions under its 401(k) profit sharing plan.

(3)	Mr. Engen’s incentive payments pursuant to the Management Incentive Plan for 2005 include $55,000 in management and incentive plan earned and paid in 2005 and $68,567 in management and incentive plan earned in 2005 but paid in 2006.

(4)	Mr. O’Neil’s incentive payments pursuant to the Management Incentive Plan for 2005 include $40,000 in management and incentive plan earned and paid in 2005 and $49,867 in management and incentive plan earned in 2005 but paid in 2006.

(5)	Mr. Berger’s incentive payments pursuant to the Management Incentive Plan for 2005 include $40,000 in management and incentive plan earned and paid in 2005 and $49,867 incentive payments pursuant to the Management Incentive Plan that were earned in 2005 but paid in 2006.

(6)	Mr. Berger’s other compensation amount for 2006 includes an accrual for severance and Cobra benefits of $95,892.

(7)	Mr. Loyko’s employment was terminated on April 13, 2007. Mr. Loyko will be paid $150,000 for 12 months, starting April 13, 2007 and ending April 13, 2008. Mr. Loyko will continue to receive health care insurance benefits as if he was employed during the 12 month period.

(8)	Mr. Loyko’s incentive payments pursuant to the Management Incentive Plan for 2005 include $30,000 in management and incentive plan earned and paid in 2005 and $37,400 in incentive payments pursuant to the Management Incentive Plan that were earned in 2005 but paid in 2006.

(9)	Mr. Powers’ incentive payments pursuant to the Management Incentive Plan for 2005 include $30,000 in management and incentive plan earned and paid in 2005 and $37,400 in incentive payments pursuant to the Management Incentive Plan that were earned in 2005 but paid in 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of December 31, 2006. The Company did not grant any stock awards to our named executive officers during fiscal year 2006.

	Option Awards
				Equity Incentive
				Plan Awards:
	Number of		Number of	Number of
	Securities		Securities	Securities
	Underlying		Underlying	Underlying	Option
	Unexercised		Unexercised	Unexercised	Exercise
	Options		Options	Unearned Options	Price	Option
Name	(#)		(#)	(#)	($)	Expiration Date
	Exercisable		Unexercisable

James T. Engen	48,000	(1)	32,000	—	$5.20	07/23/13
	480	(2)	320	—	6.75	09/02/13
	480	(3)	320	—	11.30	03/22/14
	1,400	(4)	5,600	—	14.75	06/28/15
	20,000	(5)	—	—	23.75	09/21/09
	3,000	(6)	—	—	25.30	01/01/11
	10,000	(7)	—	—	27.50	01/01/10
	10,000	(8)	—	—	27.50	05/16/11
	20,000	(9)	—	—	31.25	10/26/08
Timothy P. O’Neil	19,200	(1)	12,800	—	5.20	07/23/13
	600	(4)	2,400	—	14.75	06/28/15
Kenneth P. Berger	20,400	(1)	—	—	5.20	07/23/13
	600	(4)	—	—	14.75	06/28/15
Frank J. Loyko, Jr.	21,600	(1)	14,400	—	5.20	07/23/13
	400	(4)	1,600	—	14.75	06/28/15
	300	(10)	—	—	20.25	01/01/12
	1,600	(6)	—	—	25.30	01/01/11
	3,200	(11)	—	—	30.65	04/06/10
Shawn C. Powers	5,400	(3)	3,600	—	11.30	03/22/14
	1,400	(4)	5,600	—	14.75	06/28/15

(1)	Vesting began July 24, 2003 pursuant to a 5-year equal annual vesting schedule in the 2003 Stock Option Plan.

(2)	Vesting began September 2, 2003 pursuant to a 5-year equal annual vesting schedule in the 2003 Stock Option Plan.

(3)	Vesting began March 22, 2004 pursuant to a 5-year equal annual vesting schedule in the 2003 Stock Option Plan.

(4)	Vesting began June 28, 2005 pursuant to a 5-year equal annual vesting schedule in the 2003 Stock Option Plan.

(5)	Vesting began September 21, 1999 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(6)	Vesting began January 1, 2001 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(7)	Vesting began January 1, 2000 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(8)	Vesting began May 16, 2001 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(9)	Vesting began October 26, 1998 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(10)	Vesting began January 1, 2002 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

(11)	Vesting began April 6, 2000 pursuant to a 4-year equal annual vesting schedule in the 1995 Stock Option Plan.

Option Exercises And Stock Vested

None of the Company’s named executive officers exercised any stock options during the fiscal year ended December 31, 2006.

Grants of Plan Based Awards

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
		Compensation	Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
		and Options	Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	of Stock
		Committee	Plan Awards			Plan Awards			Stock or	Underlying	Option	and Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

James T. Engen(1)	07/12/06	03/21/07	$1	150,000	450,000	—	—	—	—	—	—	—
Timothy P. O’Neil(2)	07/12/06	03/21/07	1	100,000	300,000	—	—	—	—	—	—	—
Frank J. Loyko, Jr.(3)	07/12/06	03/21/07	1	75,000	225,000	—	—	—	—	—	—	—
Kenneth P. Berger(4)	07/12/06	03/21/07	1	90,000	270,000	—	—	—	—	—	—	—
Shawn C. Powers(5)	07/12/06	03/21/07	1	70,000	210,000	—	—	—	—	—	—	—

(1)	Mr. Engen’s 2006 management and incentive plan payout was $51,263, paid on March 30, 2007.

(2)	Mr. O’Neil’s 2006 management and incentive plan payout was $34,175, paid on March 30, 2007.

(3)	Mr. Loyko’s 2006 management and incentive plan payout was $25,631, paid on March 30, 2007.

(4)	Mr. Berger’s 2006 management and incentive plan payout was $30,758, paid on March 30, 2007.

(5)	Mr. Powers’ 2006 management and incentive plan payout was $23,923, paid on March 30, 2007.

DIRECTOR COMPENSATION

The Company currently has three independent directors that qualify for compensation. The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that our directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of its Board of Directors members.

The Company pays each independent director $25,000 annually, with a 50% premium for the Audit Committee Chair, payable quarterly in arrears, to attract and retain qualified candidates to serve on the Board of Directors. The Company also reimburses directors’ out-of-pocket travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. In addition, directors are eligible to receive stock option grants. The Compensation and Options Committee administers the Company’s stock option plan, and typically grants options upon appointment to the Board of Directors to purchase shares at a price ordinarily determined based upon fair market value of the outstanding options at the date of the grant. Options ordinarily have a 10-year term and vest ratably over a 5-year period. In 2006, the Company did not grant any stock options to its directors. Messrs. Engen, Terry, Skillen, Taylor, Neimark, Calhoun, and Kuehn do not receive compensation for their roles as directors.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation(1)	Total
Name	($)	($)	($)	($)	($)	($)	($)

George R. Rea	$25,000	—	—	—	—	1,460	26,460
Jon W. Gacek	25,000	—	—	—	—	—	25,000
C. Daryl Hollis(2)	37,500	—	—	—	—	2,046	39,546

(1)	The amounts reflected in this column consist of payments made by the Company for reimbursable out-of-pocket expenses incurred while attending meetings of the Board or Board committees.

(2)	As the Audit Committee Chair, Mr. Hollis received a 50% premium on his $25,000 annual salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Clarence E. Terry and R. Lynn Skillen served on the Compensation and Options Committee during 2006. In February 2003, Messrs. Terry and Skillen were appointed as officers, and Messrs. Terry and Skillen were appointed as officers, of the following subsidiaries: Mackie Designs Manufacturing, Inc. (now known as Mackie Designs Inc.), and SIA Software Company, Inc.

COMPENSATION AND OPTIONS COMMITTEE REPORT

The Company’s Compensation and Options Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation and Options Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND OPTIONS COMMITTEE
Clarence E. Terry (Chair)
R. Lynn Skillen

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

The current members of the Audit Committee are Messrs. Gacek, Hollis (Chair), and Rea, all of whom (i) are independent directors, as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and Mr. Gacek qualifies as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee operates pursuant to a written charter, a copy of which is attached as Appendix A.

As part of fulfilling its duties under that charter, the Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE
C. Daryl Hollis (Chair)
Jon W. Gacek
George R. Rea

      * The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP was the independent auditor for the Company for the year ended December 31, 2006 and has been selected to continue to serve as the independent auditor for the Company for 2007. Representatives of KPMG LLP are expected to attend the 2007 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Fees

The fees billed for professional services rendered by KPMG LLP for the fiscal years 2006 and 2005 were as follows:

	2006	2005

Audit Fees	$390,000	$498,000
Audit Related Fees	$0	$241,000
Tax Fees	$123,000	$102,000

There were no other audit-related or other fees billed by KPMG LLP for the fiscal years 2006 and 2005.

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP and has determined that it is.

Pre-Approval Policy

The Audit Committee has established policies on the pre-approval of audit and other services that the independent auditor may perform. The Committee must pre-approve the annual audit fees payable to the independent auditor on an annual basis. The Committee must also approve on a case-by-case basis their engagement for any other work to be performed for the Company that is not an integral component of the audit services as well as the compensation payable to the independent auditor therefore.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2007, by (1) persons who are known by the Company to own beneficially more than 5% of the Company’s outstanding common stock; (2) the Company’s Chief Executive Officer and the four most highly compensated executive officers; (3) the directors; and (4) the directors and executive officers as a group. On March 31, 2007, there were 4,598,942 shares of common stock outstanding. Unless otherwise provided, the address for all directors and executive officers of the Company is 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

	Amount and Nature of Beneficial
	Ownership of Common Shares as of
Names	March 31, 2007(1)		Percent of Class

Sun Mackie, LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP and Sun Capital Partners, LLC(2)	3,610,127	(3)	78.9%
Marc J. Leder(2)	3,610,127	(3)(4)	78.9%
Rodger R. Krouse(2)	3,610,127	(3)(4)	78.9%
James T. Engen	117,270	(5)	2.6%
Frank J. Loyko, Jr.	33,767	(6)	*
Timothy P. O’Neil	19,800	(7)	*
Shawn C. Powers	6,800	(8)	*
All current directors and executive officers as a group (fourteen persons)	195,637	(9)	4.3%

*	Less than 1%.

(1)	A person is deemed to be the beneficial owner of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise. All share numbers are adjusted to reflect the 1 for 5 reverse split effected on November 17, 2005.

(2)	Address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(3)	These shares consist of (i) 3,312,353 shares held directly by Sun Mackie; (ii) 235,886 shares that are issuable to Sun Mackie upon exercise of warrants, which are currently exercisable; (iii) 57,774 shares held by certain parties to a Shareholders’ Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power; and (iv) 4,114 shares that are issuable upon exercise of warrants, which are currently exercisable, to certain parties to a Shareholders’ Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power. Sun Capital Partners, LLC, a Delaware limited liability company (“Sun Partners LLC”) is the general partner of Sun Capital Advisors II, LP, a Delaware limited partnership (“Sun Advisors II”), which in turn is the general partner of Sun Capital Partners II, LP, a Delaware limited partnership (“Sun Partners II LP”). Sun Capital Partners III, LLC, a Delaware limited liability company (“Sun Partners III LLC”) is the general and managing partner of Sun Capital Advisors III, LP, a Delaware limited partnership (“Sun Advisors III”), which in turn is the general partner of Sun Capital Partners III, LP, a Delaware limited partnership (“Sun Partners LP”) and Sun Capital Partners III QP, LP, a Delaware limited partnership (“Sun Partners III QP, LLC”). Together, Sun Partners II, LP, Sun Partners III, LP and Sun Partners III QP, LP own all of the membership interests in Sun Mackie. As a result, Sun Partners LLC, Sun Partners III, LLC, Sun Advisors II, Sun Advisors III, Sun Partners II LP, Sun Partners III LP and Sun Partners III QP LP may be deemed to have indirect beneficial ownership of the 3,114,096 shares of Common Stock owned directly by Sun Mackie. Sun Mackie’s business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(4)	Marc J. Leder and Rodger R. Krouse each own 50% of the membership interests in Sun Capital Partners, LLC and 50% of the membership interests in Sun Capital Partners III, LLC. As a result, Mr. Leder and Mr. Krouse may be deemed to have indirect beneficial ownership of the 3,610,127 shares of Common Stock owned directly by Sun Mackie. Mr. Leder and Mr. Krouse’ business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(5)	Includes options to purchase 113,360 shares of the Company stock exercisable within 60 days of March 31, 2007.

(6)	Includes options to purchase 27,100 shares of the Company stock exercisable within 60 days of March 31, 2007.

(7)	Consists of options to purchase 19,800 shares of the Company stock exercisable within 60 days of March 31, 2007.

(8)	Consists of options to purchase 6,800 shares of the Company stock exercisable within 60 days of March 31, 2007.

(9)	Includes options to purchase 185,060 shares of the Company stock exercisable within 60 days of March 31, 2007.

CERTAIN TRANSACTIONS

As part of the Ableco refinancing in March 2007, the Sun Capital Securities Fund, LP, an affiliate of Sun Capital Partners Management, LLC, contributed $9,000,000 of the $12,0000,000 Ableco Term Loan C. In addition, Sun Capital Partners Management, LLC assigned its voting rights to Ableco.

In connection with the acquisition of St. Louis Music, Inc, the Company paid to Edward A. Kornblum, a former Senior Vice President Entertainment & Artist Relations through December 31, 2006, and certain members of his immediate family cash payments totaling $221,040 during 2006 and $3,180,740 during 2007.

Also in connection with the acquisition of St. Louis Music, the Company entered into real property lease agreements with certain members of Mr. Kornblum’s immediate family, pursuant to which the Company paid to those persons lease payments totaling $249,282 in 2006, and pursuant to which the Company is obligated to pay those persons $230,106 in 2007. The Company believes that the lease is on terms no less favorable to the Company than might have been obtained from unaffiliated parties, but can offer no assurances to that effect.

As part of the equity investment made by Sun Mackie, in February 2003, the Company entered into a Management Services Agreement with Sun Capital Partners Management, LLC. Pursuant to this agreement, the Company receives financial and management consulting services from Sun Capital Partners Management in exchange for an annual fee (which is to be paid in quarterly installments) equal to the greater of $400,000 or 6% of the Company’s EBITDA (as defined therein), provided that the fee will not exceed $1 million a year unless approved by a majority of our directors who are not affiliates of Sun Capital Partners Management. During 2006, Sun Capital Partners Management was paid a total of $1,048,000 pursuant to this Agreement, of which $48,000 represents reimbursement for expenses. This Management Services Agreement terminates on February 21, 2010.

In August 2004, the Company entered into an Exchange Agreement with Sun Mackie to exchange 2,480,155 shares of the Company’s common stock (pre-split) for the cancellation of all principal and accrued interest due to Sun Mackie pursuant to a Subordinated Promissory Note dated March 31, 2003. The Note had an original principal amount of $3,931,429 and had principal plus accrued interest outstanding as of August 3, 2004 of $4,836,301.

The Company also paid investment banking fees to Sun Capital Partners Management, LLC in 2005. The Company paid a total of $1,234,322 of which $384,322 represented fees in connection with the acquisition of St. Louis Music and $850,000 represented fees in connection with the debt refinance in August 2005.

Sun Mackie is majority owned by Sun Capital Partners II, LP. The general partner of Sun Capital Partners II, LP is Sun Capital Advisors II, LP. The general partner of Sun Capital Advisors II, LP is Sun Capital Partners, LLC and its limited partners include, among others, Marc J. Leder, Rodger R. Krouse, Clarence E. Terry, Kevin J. Calhoun, Jason H. Neimark and R. Lynn Skillen. Messrs. Leder, Krouse, Terry, Calhoun, Neimark and Kuehn served as directors of the Company in 2006. In addition, Messrs. Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC. Messrs. Leder and Krouse are also co-Chief Executive Officers of Sun Mackie. Sun Capital Partners Management, LLC is wholly owned by Sun Capital Advisors II, LP.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under the securities laws of the United States, the Company’s directors, its officers and any persons holding more than 10% of the Company’s common stock must report their initial ownership to the Securities and Exchange Commission (“SEC”) and subsequent reports disclosing changes in such ownership. Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2006. The Company believes that all of these filing requirements have been satisfied. In making this statement the Company has relied solely on written representations of its directors, its officers, and any ten percent shareholder, and copies of the reports that they filed with the SEC.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available at the Securities and Exchange Commission’s web site (http://www.sec.gov), and a copy of the report may also be obtained, without charge, upon written request to: Corporate Secretary, LOUD Technologies Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

By Order of the Board of Directors

James T. Engen
Chairman, President and Chief Executive Officer

Woodinville, Washington
May 1, 2007

LOUD TECHNOLOGIES INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Role

The Audit Committee’s role is to act on behalf of the Board of Directors and oversee all material aspects of the Company’s reporting, control, and audit functions. The Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee has independent and sole responsibility on behalf of the Company to (1) retain and terminate the independent auditors employed by the Company, (2) approve all audit engagement fees and terms, (3) pre-approve all audit and permitted non-audit engagements of the independent auditors, and (4) establish reporting mechanisms by which Company employees may confidentially and anonymously report concerns regarding questionable accounting or auditing matters.

Membership

The Committee shall consist solely of independent directors as defined in the listing standards of the national securities exchange or national securities association with which the Company lists its securities, and as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Committee shall be a financial expert as defined by the Commission.

Committee appointments shall be approved by the full Board upon recommendation or nomination.

Operating Principles

The Committee shall fulfill its responsibilities within the context of the following overriding principles:

•	Communications — The chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the Committee’s knowledge of relevant current and prospective business issues.

•	Committee Education — The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that may present potential significant risk to the Company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

•	Meeting Agenda — Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from Committee members. It is expected that the chairperson will also ask that management and key Committee advisors participate in identifying issues and matters appropriate for the Committee’s agenda.

•	Committee Expectations and Information Needs — The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates, if practicable. Committee meetings will be conducted with the assumption that Committee members have reviewed written materials in sufficient depth to participate meaningfully in Committee dialogue.

•	External Resources — The Committee shall be authorized to access internal and external resources, as the Committee requires, to carry out its responsibilities. The Committee shall have access to its own counsel and other advisors at the Committee’s sole discretion. The Company shall provide appropriate funding, as determined by the Committee, for payment of all costs and expenses associated with any counsel or advisor employed by the Committee.

•	Committee Meeting Attendees — The Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings by phone or in person, as necessary, to carry out the Committee responsibilities. Periodically and at least quarterly, the Committee shall meet in private session. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

•	Reporting to the Board of Directors — The Committee, through the Committee chairperson, shall report periodically, as deemed necessary but at least semi-annually, to the full Board. In addition, summarized minutes from Committee meetings shall be available to each Board member at least one week prior to the subsequent Board of directors meeting, if practicable.

•	Committee Self Assessment — The Committee shall review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities of the Committee, if any, shall be recommended to the full Board for approval.

Meeting Frequency

The Committee shall meet at least quarterly. The Committee shall meet periodically, but at least annually, with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

Reports to Shareholders

The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual report or proxy statement. The Committee Charter shall be included as an exhibit to the Company’s annual report or proxy statement at least once every three years, when significant amendments are made to it, or as required by the rules and regulations of the Commission.

Committee’s Relationship with External and Internal Auditors

The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Committee. In executing the oversight role delegated by the Board of Directors, the Committee should review the work of the external auditors. As the external auditors review the Company’s financial reports, they will report directly to the Committee.

The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services, or related work. The Committee shall have the sole power to hire and dismiss the external auditor employed to audit the financial statements of the Company and its subsidiaries, as well as approve all fees and engagement terms. The external auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its external auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to completion of the audit.

The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board or other appropriate regulatory authority. Additionally, the Committee shall discuss with the internal or external auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors’ assurances of independence, it shall recommend to the full Board appropriate action to ensure the independence of the external auditor.

The internal auditors shall be responsible to the Board of Directors through the Committee.

If either the internal or the external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

Primary Committee Responsibilities

The Committee should review and assess with respect to:

1) Annual Reports and Other Major Regulatory Filings

•	The annual audited financial statements, including disclosures made in management’s discussion and analysis, and whether the Committee should recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

•	The Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

2) Internal Controls and Procedures and Regulatory Compliance

•	The Company’s system of internal controls and procedures for detecting accounting and reporting financial errors, fraud, legal violations, and noncompliance with the Company policies and procedures.

•	The establishment of procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the establishment of procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters.

•	The disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or procedures, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls or procedures.

3) Internal Audit Responsibilities

•	The Company’s audit procedures and the process used to implement the procedures.

•	Status of audit activities, significant findings, recommendations, and management’s response.

4) Regulatory Examinations

•	SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

5) External Audit Responsibilities

•	Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

6) Financial Reporting and Controls

•	Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions.

•	Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

•	The matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

7) Auditor Recommendations

•	Important internal and external auditor recommendations on financial reporting, controls, other matters, and management’s response.

•	The views of management and auditors on the overall quality of annual and interim financial reporting.

8) Auditor Independence

•	The qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

•	The rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9) Internal Complaint/Report Process

•	The procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Committee should review, assess, and approve:

•	The Audit Committee charter.

•	Changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Conflicts of interest and related-party transactions.

•	Internal auditor performance and changes in internal audit leadership and/or key financial management.

PROXY
LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders, May 23, 2007
     The undersigned hereby appoints James T. Engen as proxy, with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 23, 2007, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:
(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐

		FOR	WITHHOLD
		the nominees	AUTHORITY
		listed above	to vote for
all nominees
listed above
1.	Election of the following nominees for Directors:	☐	☐
01 C. Daryl Hollis
02 George R. Rea
03 Clarence E. Terry
Withheld for nominee(s) listed below:

2.	In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.
If no direction is made, this proxy will be voted for Proposal 1.

     (The Board of Directors recommends a vote “FOR” Proposal 1)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE

Signature

Signature if held jointly

Dated:                       , 2007

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲